                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
First Bancorp
Troy, North Carolina

We consent to the use in Pre-Effective Amendment No. 1 to the Registration Statement of First Bancorp on Form S-4 of our report dated July 23, 1999 on the consolidated financial statements of First Savings Bancorp, Inc. and Subsidiary as of and for the years ended June 30, 1999 and 1998, and to the reference to our firm under the reference "experts" in the Registration Statement.



/s/ Dixon Odom PLLC
----------------------------------
Sanford, North Carolina
May 15, 2000